UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2018 (January 30, 2018)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 30, 2018, Laureate Education, Inc. (the “Company”) amended its Code of Conduct and Ethics (the “Code”) to include several new provisions covering money laundering, political activities and contributions, charitable contributions, and public communications; to make substantive amendments to existing provisions covering asset protection, insider trading, and conflicts of interest; and to make other technical, administrative, stylistic, and non-substantive changes to the Code.

This foregoing summary is qualified in its entirety by reference to the full text of the revised Code, which is included as an exhibit to this Current Report on Form 8-K, and which can be found on the Company’s corporate website at www.laureate.net under “Investors — Corporate Governance — Corporate Governance Documents — Code of Conduct and Ethics.”

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Laureate Education, Inc. Code of Conduct and Ethics

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President, Secretary, and Chief Legal Officer

Date: February 1, 2018

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